        NUMBER                                                  SHARES

INCORPORATED UNDER THE LAWS                                 SEE REVERSE FOR
  OF THE STATE OF DELAWARE                                CERTAIN DEFINITIONS



                             CASULL ARMS CORPORATION

                                                            CUSIP 148726 10 2



THIS CERTIFIES that



is the owner of





             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK,
                          PAR VALUE $.01 PER SHARE, OF


                             CASULL ARMS CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:

                                     [SEAL]

                    SECRETARY                          CHAIRMAN OF THE BOARD

                               CERTIFICATE OF STOCK

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

          (JERSEY CITY, NJ)      TRANSFER AGENT
                                   AND REGISTRAR


BY:

                                        AUTHORIZED OFFICER

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


  TEN COM - as tenants in common     UNIF GIFT MIN ACT - _______Custodian_______
                                                         (Cust)          (Minor)
  TEN ENT - as tenants by the entireties           under Uniform Gifts to Minors

  JT TEN  - as joint tenants with right of         Act_________________________
               survivorship and not as tenants               (State)
               in common


     Additional abbreviations may also be used though not in the above list.


     For Value Received,_______________hereby sell, assign and transfer unto


   PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING  NUMBER OF ASSIGNEE
   /                                     /

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,  INCLUDING  ZIP CODE,  OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

-----------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated____________________

                    ------------------------------------------------------------

                    ------------------------------------------------------------
                    NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT TO S.E.C. RULE 17Ad-15.

                             VOID DECEMBER 5, 2001


                        REDEEMABLE WARRANT CERTIFICATE TO
                       PURCHASE ONE SHARE OF COMMON STOCK

   NUMBER                    CASULL ARMS CORPORATION                    WARRANTS


                                                               CUSIP 148726 11 0

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or its registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.01 per share, of Casull Arms Corporation, a Delaware corporation (the "Company"), at any time between December 5, 1996 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $9.00 per share, subject to adjustment [150% of the initial public offering price per share of Common Stock] (the "Exercise Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated 1996, by and between the Company, National Securities Corporation ("National") and the Warrant Agent.

     In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The term "Expiration Date" shall mean 5:00 p.m. (New York time) on the date which is five (5) years after the Initial Warrant Exercise Date. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which the banks are authorized to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $.10 per Warrant, at any time commencing after 199 , provided that the average closing bid price for the Common Stock as reported by the Nasdaq Small Cap Market, if the Company Stock is then traded on the Nasdaq Small Cap Market (or the average closing sale price, if the Common Stock is then traded on the Nasdaq National Market or a national securities exchange), shall have equaled or exceeded $ per share (150% of the Initial public offering price per share of Common Stock) for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the Notice of Redemption, as defined below (subject to adjustment in the event of any stock splits or other similar events) and National has given its prior written consent to such redemption. Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth (30th) day before the date fixed for redemption, or as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.10 per Warrant upon surrender of this Warrant Certificate.

     Upon circumstances, National may be entitled to receive an aggregate of five percent (5%) of the Exercise Price of the Warrants represented hereby, if it is engaged as a Warrant solicitation agent by the Company.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated:      , 1996                                       CASULL ARMS CORPORATION


               ATTEST:                            BY:

               BY:



                                    [SEAL]



               SECRETARY                                   CHAIRMAN OF THE BOARD


COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

(JERSEY CITY, NJ)

AS WARRANT AGENT

BY:



                                                  AUTHORIZED OFFICER

                                SUBSCRIPTION FORM


                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in name of


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER

        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------

        ----------------------------------------------------------------
                     (please print or type name and address)

and be delivered to

         ---------------------------------------------------------------

         ---------------------------------------------------------------

         ---------------------------------------------------------------
                     (please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


                    IMPORTANT: PLEASE COMPLETE THE FOLLOWING


1. The exercise of this Warrant was solicited by:                          . / /
                                                 --------------------------

2. The exercise of this Warrant was not solicited.                         . / /
                                                  -------------------------

Dated:
      ----------------------------------

      ----------------------------------    ------------------------------------

                                            ------------------------------------
                                                            Address

                                            ------------------------------------
                                                     Social Security or
                                                Taxpayer Identification Number

                                            ------------------------------------
                                                       Signature Guaranteed



                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants



   FOR VALUE RECEIVED,                        , hereby sells, assigns and
                      ---------------------
transfers unto


                          PLEASE INSERT SOCIAL SECURITY
                           OR OTHER IDENTIFYING NUMBER


        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------

        -----------------------------------------------------------------
                     (please print or type name and address)


                                                                 of the Warrants
-----------------------------------------------------------------
represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

                                                            Attorney to transfer
------------------------------------------------------------
this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------------------------

      ------------------------------------    ----------------------------------
                                                       Signature Guaranteed


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.